EXHIBIT 5.1


                                        July 15, 1998


The Board of Directors
C&D Technologies, Inc.
1400 Union Meeting Road
Blue Bell, Pennsylvania 19422

Ladies and Gentlemen:

     We have acted as counsel to C&D TECHNOLOGIES, INC. (the "Company") in connection with the Registration Statement on Form S-8 (together with the exhibits thereto, the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, relating to the registration of 300,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company. The Shares to be issued and sold pursuant to the Registration Statement are issuable under the C&D TECHNOLOGIES, INC. 1998 Stock Option Plan (the "Plan").

     As such counsel, we have reviewed the corporate proceedings in connection with the adoption of the Plan. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper or necessary as a basis for rendering this opinion. We have also assumed without investigation the authenticity of any document submitted to us as a copy, the authenticity of the originals of such documents, the genuineness of all signatures and the legal capacity of natural persons who signed such documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued pursuant to the Plan or upon the valid exercise of options granted under the Plan, will be legally issued, fully paid and non-assessable.

     Glenn M. Feit, a member of this firm, is a director and the Secretary of the Company.

     The foregoing opinion relates only to matters of the internal law of the State of New York and to the General Corporation Law of the State of Delaware and to matters of federal law and does not purport to express any opinion on the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PROSKAUER ROSE LLP